Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
May 4, 2006	Scott Schroeder (281) 589-4993

CABOT OIL & GAS

REPORTS RECORD FIRST QUARTER RESULTS

HOUSTON, May 4, 2006 - Cabot Oil & Gas Corporation (NYSE: COG) today announced first quarter 2006 net income of $53.2 million or $1.09 per share, a 156 percent increase over prior year first quarter net income of $20.8 million or $0.43 per share, and 36 percent above the previous first quarter record set in 2001. The cash flow comparisons between periods also provide new first quarter highs with operating cash flow totaling $155 million, and discretionary cash flow totaling $117.9 million, compared to first quarter 2005 results of $108.0 million and $82.7 million, respectively.

The Company’s average natural gas sales price for the quarter was $8.22 per Mcf versus $5.71 per Mcf in the comparable quarter last year, while the average price for oil, between comparable first quarters, was $61.11 per barrel versus $42.11 per barrel. Dan O. Dinges, Cabot’s Chairman, President and Chief Executive Officer said, “As a result of 2005 hedges expiring and a 2006 hedge position focused on wide collars that allow downside protection and upside participation – our overall realizations improved dramatically.”

“Production for the quarter was slightly higher than the comparable quarter last year (21.3 Bcfe compared to 21.1 Bcfe) as new wells came on line in late March,” added Dinges. “Cabot ended the quarter producing 257.5 Mmcfe per day with all regions exceeding their budgeted production targets as we entered the second quarter of 2006.”

Contributing to the higher production has been a strong drilling success rate, which for the first quarter was 97 percent, compared to 86 percent in the first quarter of last year. “Encouraged by our recent drilling success and an acreage acquisition focus, Cabot has increased its capital spending program by approximately $40 million for 2006 bringing the total to about $435 million,” stated Dinges.

Expenses increased in aggregate due to cost pressures, stock compensation (resulting from the adoption of SFAS 123R) and higher other taxes driven by commodity prices. “Despite the overall increase there was a 40 percent decline in exploration expense driven by the changing risk profile of our drilling program,” added Dinges. “I am also pleased to report that Cabot’s balance sheet remains strong as the Company repaid $45 million of debt during the first quarter bringing our debt to capitalization ratio to 30 percent.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2006 first quarter financial and operating results discussion with financial analysts on Thursday, May 4, at 4:00pm EDT (3:00pm CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 8219265. A replay will be available through Thursday, May 11, 2006. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

* * *

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and an expansion effort in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended March 31,
	2006	2005
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	7.2	7.4
West	5.4	5.7
East	5.8	5.1
Canada	0.5	0.2

Total	18.9	18.4

Crude/Condensate/Ngl
Gulf Coast	333	406
West	56	37
East	7	5
Canada	4	4

Total	400	452

Equivalent Production (Bcfe)	21.3	21.1

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$8.21	$6.03
West	$7.08	$4.73
East	$9.31	$6.35
Canada	$8.12	$5.57
Total (1)	$8.22	$5.71

Crude/Condensate Price ($/Bbl)
Gulf Coast	$61.36	$41.50
West	$60.64	$48.57
East	$59.15	$48.06
Canada	$48.67	$38.64
Total (1)	$61.11	$42.11

WELLS DRILLED
Gross	71	44
Net	57	28
Gross Success Rate	97%	86%

(1)	These realized prices include the realized impact of derivative instruments.

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CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2006	2005
Operating Revenues
Natural Gas Production (1)	$155,167	$104,272
Brokered Natural Gas	32,819	26,492
Crude Oil and Condensate (1)	24,180	11,978
Other	2,602	1,332

	214,768	144,074

Operating Expenses
Brokered Natural Gas Cost	29,245	23,298
Direct Operations - Field and Pipeline	17,630	14,618
Exploration	11,614	19,369
Depreciation, Depletion and Amortization	35,515	30,067
General and Administrative (excluding Stock-Based Compensation)	9,366	7,925
Stock-Based Compensation (2)	4,483	1,035
Taxes Other Than Income	15,495	9,718

	123,348	106,030
Gain on Sale of Assets	207	—

Income from Operations	91,627	38,044
Interest Expense and Other	6,150	4,988

Income Before Income Taxes	85,477	33,056
Income Tax Expense	31,909	12,294

Net Income Before Cumulative Effect of Accounting Change	53,568	20,762
Cumulative Effect of Accounting Change, Net of Tax (3)	(403)	—

Net Income	$53,165	$20,762

Net Earnings Per Share - Basic	$1.09	$0.43

Weighted Average Common Shares Outstanding	48,680	48,724

(1)	See the “Impact of Mark-to-Market Accounting Requirements” table for additional information.
(2)	Includes the impact of the Company’s performance share mark-to-market requirement and restricted stock amortization. In addition, the 2006 figure includes expense related to stock options and stock appreciation rights following the adoption of SFAS 123R.
(3)	Cumulative effect of accounting change relates to the adoption of SFAS No. 123(R), “Share Based Payment (revised 2004).”

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CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2006	December 31, 2005
Assets
Current Assets	$164,353	$230,312
Property, Equipment and Other Assets	1,318,435	1,245,471
Deferred Income Taxes	23,843	19,587

Total Assets	$1,506,631	$1,495,370

Liabilities and Stockholders’ Equity
Current Liabilities	$178,807	$218,584
Long-Term Debt	275,000	320,000
Deferred Income Taxes	306,125	289,381
Other Liabilities	70,962	67,194
Stockholders’ Equity	675,737	600,211

Total Liabilities and Stockholders’ Equity	$1,506,631	$1,495,370

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2006	2005
Cash Flows From Operating Activities
Net Income	$53,165	$20,762
Cumulative Effect of Accounting Change	403	—
Unrealized Loss on Derivatives	—	7,512
Income Charges Not Requiring Cash	39,982	31,990
Gain on Sale of Assets	(207)	—
Deferred Income Tax Expense	12,893	3,022
Changes in Assets and Liabilities	40,111	25,362
Stock-Based Compensation Tax Benefit	(2,952)	—
Exploration Expense	11,614	19,369

Net Cash Provided by Operations	155,009	108,017

Cash Flows From Investing Activities
Capital Expenditures	(103,116)	(41,070)
Proceeds from Sale of Assets	541	588
Exploration Expense	(11,614)	(19,369)

Net Cash Used by Investing	(114,189)	(59,851)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	1,062	2,731
Net Decrease in Debt	(45,000)	—
Stock-Based Compensation Tax Benefit	2,952	—
Dividends Paid	(1,946)	(1,339)

Net Cash (Used) / Provided by Financing	(42,932)	1,392

Net (Decrease) / Increase in Cash and Cash Equivalents	$(2,112)	$49,558

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2006	2005
As Reported - Net Income	$53,165	$20,762
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	(128)	—
Unrealized Loss on Derivatives	—	4,647
Cumulative Effect of Accounting Change	403	—

Net Income Including Reversal of Selected Items	$53,440	$25,409

As Reported - Net Earnings Per Share	$1.09	$0.43
Per Share Impact of Reversing Selected Items	0.01	0.09

Net Earnings Per Share Including Reversal of Selected Items	$1.10	$0.52

Weighted Average Common Shares Outstanding	48,680	48,724

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended March 31,
	2006	2005
Discretionary Cash Flow
As Reported - Net Income	$53,165	$20,762
Plus:
Cumulative Effect of Accounting Change	403	—
Unrealized Loss on Derivatives	—	7,512
Income Charges Not Requiring Cash	39,982	31,990
Gain on Sale of Assets	(207)	—
Deferred Income Tax Expense	12,893	3,022
Exploration Expense	11,614	19,369

Discretionary Cash Flow	117,850	82,655
Plus: Changes in Assets and Liabilities	40,111	25,362
Plus: Stock-Based Compensation Tax Benefit	(2,952)	—

Net Cash Provided by Operations	$155,009	$108,017

Net Debt Reconciliation

(In thousands)

	March 31, 2006	December 31, 2005
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	275,000	320,000

Total Debt	$295,000	$340,000
Stockholders’ Equity	675,737	600,211

Total Capitalization	$970,737	$940,211
Total Debt	$295,000	$340,000
Less: Cash and Cash Equivalents	(8,514)	(10,626)

Net Debt	$286,486	$329,374
Net Debt	$286,486	$329,374
Stockholders’ Equity	675,737	600,211

Total Adjusted Capitalization	$962,223	$929,585
Total Debt to Total Capitalization Ratio	30.4%	36.2%
Less: Impact of Cash and Cash Equivalents	0.6%	0.8%

Net Debt to Adjusted Capitalization Ratio	29.8%	35.4%

CABOT OIL & GAS RESULTS — Page 7

Impact of Mark-to-Market Accounting Requirements

(In thousands)

	Quarter Ended March 31,
	2006	2005
Unrealized Loss on Derivatives (1)
Natural Gas	$—	$(560)
Crude Oil	—	(6,952)
Incentive Stock Compensation Expense (2)	(5,132)	(1,035)

Mark-to-Market Impact, Before Income Tax	$(5,132)	$(8,547)
Mark-to-Market Impact, Income Tax	1,949	3,260

Mark-to-Market Impact on Net Income	$(3,183)	$(5,287)

(1)	These amounts represent the unrealized loss associated with the mark-to-market valuation of open positions which do not qualify for hedge accounting or are ineffective. These amounts are reflected in the respective line items of Operating Revenues. Therefore, the computation of our reported realized commodity prices can be obtained by adding the loss or subtracting the gain from the respective Operating Revenues line item and dividing by reported production.

(2)	See Company’s Form 10-Q and Form 10-K for descriptions of incentive stock compensation awards.